EXHIBIT 1
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                          VILLAGE FINANCIAL CORPORATION

                    Minimum of 410,000 Shares of Common Stock
                   Maximum of 1,200,000 Shares of Common Stock
                                ($0.10 Par Value)


                                AGENCY AGREEMENT
                                ----------------


                                                                January___, 1999


Ryan, Beck & Co., Inc.
150 Monument Road, Suite 106
Bala Cynwyd, PA 19004

Dear Sirs:

         Village Financial Corporation (the "Company") is a New Jersey corporation and proposed holding company for Village Bank (the "Bank"), a federal savings bank in organization which is to be located in Lawrenceville, New Jersey. On ____________, 1998, the Bank filed an Application for Permission to Organize Village Bank (the "Charter Application") with the Office of Thrift Supervision (the "OTS") and the Company filed an Application of Village Financial Corporation to become the holding company (the "Holding Company Application") of the Bank (the Charter Application and the Holding Company Application, collectively, the "Applications"). Prior to commencing business, the Company and the Bank will be required to obtain certain regulatory approvals.
         The Company has filed a Registration Statement on Form SB-2, File No. 333-_____, with the Securities and Exchange Commission ("SEC") registering Shares of the Common Stock under Section 5 of the Securities act of 1933, as amended (the "Securities Act").
         It is presently contemplated that the Company will sell not less than 410,000 Shares and not more than 1,200,000 Shares (the "Shares") of its common stock, $0.10 par value (the "Common Stock"), in a public offering commencing on or after _______________ (the "Offering"). The Offering is described in a Prospectus prepared by the Company and its counsel

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dated  __________________.  Such Prospectus may be amended or supplemented  from time to time as contemplated by this Agreement. As utilized herein, the term "Prospectus" shall mean the Prospectus included in the Registration Statement at the time it was declared effective and as it may be amended or supplemented from time to time in accordance with this Agreement.
         The Company has previously undertaken a private placement (the "Private Placement") of 94,850 Shares of the Common Stock to members of the Board of Directors and other initial investors, at a price of $10.00 per share.
         It is presently contemplated that you, as Agent (as hereinafter defined), will apply to the National Association of Securities Dealers, Inc. ("NASD") for approval of the terms of your compensation, as described herein ("NASD Approval"). It is understood that your participation in the Offering by way of soliciting subscriptions for the Shares will not commence unless and until (i) you are in receipt of NASD Approval and (ii) the Company has received subscriptions and payment for 500,000 Shares, in the aggregate in the Offering and the Private Placement. Following the receipt by the Company of the above listed items, you and your group of selected broker-dealers shall have the right to solicit offers to purchase a minimum of 200,000 Shares and, upon the consent of the Company, up to any Shares remaining unsold in the Offering, subject to the terms and conditions contained herein.
         The Offering will be made on a best-efforts basis to the general public. No person may purchase more than 9.9% of the outstanding Shares without the prior approval of the OTS. The Company shall have the right, in its sole discretion, to reject individual subscriptions in whole or in part, or to withdraw the Offering. The Company shall also reject individual subscriptions at the request of the Agent, based upon valid legal or regulatory criteria. All Shares will be sold at a purchase price of $10.00 per share.
         Shares will be initially offered and sold to the general public by the Company and upon receipt of NASD Approval by the Selling Group referred to in
Section 1 of this Agreement.
         All capitalized terms not otherwise defined herein shall have the same meanings as those ascribed to such terms in the Prospectus.

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SECTION 1.      APPOINTMENT OF AGENT; COMPENSATION TO THE AGENT.
                ------------------------------------------------
         (a) Subject to the terms and conditions herein set forth, the Company hereby appoints Ryan, Beck & Co., Inc. ("Agent" or "you"), as its sole agent to consult with and advise the Company and to solicit subscriptions for Shares on behalf of the Company, in connection with the Company's offering of the Shares in the Offering. On the basis of the representations, warranties, covenants and agreements herein set forth, Agent accepts such appointment and agrees to consult with and advise the Company as to the matters described in subsection
(b) of this Section 1 and to use its best efforts to solicit subscriptions for the Shares in accordance with this Agreement; provided, however, that Agent shall not solicit subscriptions for Shares unless (i) the Company has received irrevocable subscriptions for at least 500,000 Shares in the aggregate in the Offering and the Private Placement, and (ii) you have received NASD Approval; provided further that the Agent shall not be obligated to sell any minimum number of Shares (except that if the Agent does sell Shares, each individual subscription for Shares shall be for at least 100 Shares, unless waived by the Company) or to take any action not in accordance with all applicable laws, regulations, decisions or orders. The Agent shall be entitled to sell a minimum of 200,000 Shares. The appointment of Agent hereunder shall terminate upon (a) the later of the Closing Date, if any, or (b) the earlier withdrawal of the Offering by the Company. In addition, Agent may form a syndicate of NASD-member firms (which may include the Agent; such syndicate herein collectively shall be referred to as "Selling Group" or "Selected Dealers"), to participate in the solicitation of offers to buy the Shares under a Selected Dealers Agreement, in substantially the form and substance as set forth on Schedule B attached to this Agreement. The Agent will use its best efforts to cause Selected Dealers to solicit indications of interest, subsequently contact the customers who indicated interest to confirm the interest, mail an acknowledgment of receipt of order to each customer confirming interest on the business day following such confirmation, debit accounts of such customers on the third business day (the "debit date") following receipt of the confirmation referred to above, and forward subscription funds to the Escrow Agent for deposit on or before 12:00 p.m. on the next business day following the debit date. Under this procedure, customers' funds are not required to be in their accounts until the debit date.

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         (b)  Pursuant  to a  separate  agreement  dated as of  January 5, 1999, between the parties hereto (the "Engagement Letter"), the Agent has consulted with and advised the Company and shall continue to consult with and advise the Company with respect to the following:

               (i)  participating in drafting the Prospectus;

               (ii) designing a detailed marketing strategy for the Common Stock in order to facilitate sales by the Company to potential customers;

               (iii)assisting  the  Company in  identifying  types of  potential purchasers;

               (iv) drafting and  coordinating  the  preparation  of  securities marketing materials including advertisements, brochures and letters, subject to the ultimate responsibility and authority of the Company and its management for the accuracy and completeness of such materials;

               (v) preparing an audiovisual presentation for investor meetings; and

               (vi) assisting  management  with  respect  to  handling  investor meetings, including sales and related issues and legal constraints.

         (c) Agent will also, following NASD approval, assemble a group of selected broker-dealers (which shall include Ryan, Beck & Co.)(the "Selling Group") to sell, on a "best efforts" basis, Shares remaining after the initial offering by the Company, as described in (a) above.
         (d) In addition to the reimbursement of the expenses specified in Sections 6, 7 and 8 hereof, upon the consummation of the Offering, the Company will pay to the Agent (or Selling Group member, in the case of (ii) below, if so instructed by Agent), the following compensation for their services hereunder:

               (i) to the Agent, an administrative and advisory fee of $25,000 for the services described in paragraph (b) above, of which $10,000 was paid on ____________, 1999, and $15,000 shall be payable on the Closing Date whether or not this Agreement has been executed at that time;

               (ii) to the  Agent,  seven  and  three-quarters  percent  (7.75%)
                    percent of the aggregate dollar amount of the Shares sold by members of the Selling Group (which may include Agent) on the Closing Date, a portion of which will be paid over to such Selling Group member, pursuant to the terms of a Selected Dealers Agreement to be entered into between the Agent and members of the Selling Group.

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         (e) The fees and commissions specified in paragraph (d) of this Section
1 shall be payable in immediately available funds on the Closing Date. If the sale of Common Stock is abandoned or not completed by December 31, 1999, the unpaid portion of the fee specified in paragraph (d) (i) shall be payable upon the earlier of abandonment or December 31, 1999.
         (f) The Company agrees to reimburse the Agent for its out-of-pocket costs and expenses, in the maximum aggregate amounts specified in Section 6 hereof, and for all costs and expenses specified in Section 7 hereof promptly upon receiving invoices for such costs and expenses. Such costs and expenses shall be paid whether the Offering is consummated or not, subject to the applicable limits, as further described in Section 6.
         (g)  Subject  to  the  provisions  of  this   Agreement,   the  Company
acknowledges that it has retained Agent in connection with the Offering and that, in such capacity, only personnel employed by Agent and such other personnel as are assigned for the specific services contemplated by this Agreement to be performed by Agent will be involved in providing the services described herein. If a Selling Group is formed, the Agent will (i) execute a Selected Dealers Agreement and (ii) abide by the terms thereof and will be entitled to the same compensation as any other member of the Selling Group.
         (h) The Company and the Agent agree that if a resolicitation of purchase orders from persons subscribing in the Offering is necessitated for whatever reason, they will negotiate in good faith with each other an agreement to cover further fees and expenses in connection therewith.

SECTION 2.    CLOSING: RELEASE OF FUNDS AND DELIVERY OF
              -----------------------------------------
              CERTIFICATION.
              --------------

         (a) If, during the "Initial Offering Period" (as hereafter defined), all "Closing Conditions" (as hereafter defined) are satisfied and the Company accepts subscriptions of not less than 410,000 Shares nor more than 1,200,000 Shares and the other conditions set forth in Section 8 hereof are satisfied, then the Company shall issue Shares covered by each subscription which the Company has accepted during the Offering Period and shall release for delivery, through its transfer agent, if any, certificates evidencing such Shares on the Closing Date against

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payment  therefor by release of funds from the special  interest-bearing  escrow account maintained by the Escrow Agent and referred to in Section 5 hereof (the "Escrow Account"); provided, however, that no such funds shall be released to the Company or for its benefit until the conditions specified in Section 8 hereof shall have been compiled with to the reasonable satisfaction of the Agent and its counsel. Such release and payment shall be made at the Closing (the "Closing") to be conducted on the Closing Date of the Offering. Certificates for Shares shall be delivered by the Company or its transfer agent, if any, directly to the purchasers thereof or in accordance with their directions promptly thereafter. The hour and date upon which the Company shall first release or deliver the Shares sold in the Offering against payment therefor, in accordance with the terms hereof, are herein called the "Closing Date."
         (b) For purposes of this Section 2, the following terms shall have the following meaning:

               (i) The term "Offering Period" shall mean the period commencing on the date that the Prospectus is first utilized and terminating on the earliest to occur of the "Acceptance Date," the "Expiration Date" or the "Withdrawal Date" (as such terms are hereafter defined).

               (ii) The term "Acceptance  Date" shall mean any date prior to the
                    Expiration Date on which the Company chooses to deliver to the Agent a notice certifying that (x) it has terminated the Offering Period and intends to accept subscriptions covering (in the aggregate) not less than 410,000 Shares and (y) all Closing Conditions (as defined below) have been satisfied.

               (iii) The term "Expiration Date" shall mean December 31, 1999.

               (iv) The term "Withdrawal  Date" shall mean the date on which the
                    Company delivers to the Agent a notice certifying that the Company has elected to cancel and withdraw the Offering.

               (v) The term "Closing Conditions" shall mean the following conditions: (A) approval from the OTS of the Application for Permission to Organize Village Bank and the Application of Village Financial Corporation; (B) the Bank shall have received approval from the FDIC of the Insurance Application; and (C) the Company shall have received subscriptions and payment for 410,000 Shares.

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         (c) The Closing shall be held at the Offices of Jamieson, Moore, Peskin
& Spicer (or such other locations or in any other manner as the Company and the Agent shall agree upon), commencing at 9:30 a.m. Washington D.C. time. The Closing Date shall be the earlier of the Expiration Date or the third business day after the Acceptance Date (or such other date as the Company and the Agent shall agree upon), but in no event prior to such time as irrevocable subscriptions and payment for a minimum of 410,000 Shares have been accepted and all Closing Conditions have been satisfied.

SECTION  3.    OFFERING.
               ---------
         The Shares are to be offered in the Offering at a purchase price of $10.00 per Share.

SECTION 4.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
               -------------------------------------------------
               THE BANK.
               ---------

         Each of the Company and the Bank represents and warrants to the Agent as follows:
         (a) On the date the Prospectus is initially utilized and on the Closing Date, the Withdrawal Date, and the Expiration Date, and at all times between such dates, the Prospectus and Marketing Materials (as defined herein) do not and will not contain any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, this representation and warranty shall not apply to statements in or omissions from the Prospectus included therein or omitted therefrom in reliance upon, and in conformity with, written information expressly provided by you to the Company expressly regarding the Agent for use under the caption "Plan of Distribution."
         (b) As of the Closing Date, all of the Closing Conditions shall have been satisfied, or appropriate waivers obtained or arrangements made for the appropriate satisfaction of such conditions, in accordance with all applicable federal and state laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent imposed by the SEC, OTS, the FDIC or any other regulatory authority having jurisdiction over any of the transactions described in the Prospectus.

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         (c) The financial statements of the Company,  audited and unaudited, if any, and notes thereto included in the Prospectus present fairly the financial position of the Company at the dates indicated and the results of its operations for the periods specified and comply as to form in all material respects with generally accepted accounting principles and SEC Regulation S-B; and such financial statements were prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. The financial, statistical and pro forma information and related notes included in the Prospectus are accurate and present fairly the information shown thereon on a basis consistent with the financial statements of the Company included in the Prospectus.
         (d) Since the respective dates as of which information is given in the Prospectus, except as may otherwise be stated therein: (i) there has not been any material adverse change in the condition, earnings, business affairs or business prospects of the Company, financial or otherwise, whether or not arising in the ordinary course of business, and (ii) there has not been any material transactions entered into by the Company not otherwise disclosed in the Prospectus.
         (e) As of the Closing Date: (i) the Bank shall be a federal savings bank , duly incorporated, validly existing and in good standing as a federal savings bank under the laws of the United States; (ii) the Bank shall have received approvals of each of the Charter Application and the Insurance Application, and neither of such approvals shall have been subsequently rescinded, revoked or suspended and shall be in full force and effect, and the
Bank  shall  have   satisfied  and  complied  with  all  of  the  conditions  or requirements imposed by the orders approving the Charter Application and the Insurance Application and which could be satisfied and/or complied with as of the Closing Date; (iii) the Bank shall be in compliance in all material respects with all banking laws, rules, regulations and orders applicable to the Bank as of such date and time and shall be in compliance in all material respect with all other laws, rules, regulations and orders applicable to the Bank as of such date and time, except where such failure would not have a material adverse effect on the condition, financial or otherwise, or the business, operations, income or prospects of the Bank; (iv) all of the issued and outstanding capital stock of the Bank will be duly and validly issued and held by the Company, will be fully paid and nonassessable and will be free and clear of any security interest, pledge, lien, encumbrance, claim

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or equity  created  by the Bank or the  Company;  and (v) the Bank shall have no subsidiaries and shall not own or lease any real estate other than as described in the Prospectus. In addition, (i) the Bank's deposit accounts will be insured by the Savings Association Insurance Fund of the FDIC up to the maximum allowable limits thereof; (ii) the Bank will have the requisite power and authority (corporate and other) to conduct its commercial banking business as described in the Prospectus; and (iii) the Bank shall have obtained all licenses, permits and other governmental authorizations required for the conduct of its business as presently contemplated and as described in the Prospectus. The Bank will not accept any deposits until it has obtained FDIC insurance.
         (f) As of the Closing Date: (i) the Company shall be a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey; (ii) the Company shall have received approval of the Holding Company Application, such approval shall not have been subsequently rescinded, revoked or suspended and shall be in full force and effect, and the Company shall have satisfied and complied with all of the conditions or requirements imposed by the order of the OTS approving the Holding Company Application and which could be satisfied and/or complied with as of the Closing Date; (iii) the Company shall have obtained all licenses, permits and other governmental authorizations required for the conduct of its business, except where such failure would not have a material adverse effect on the condition, financial or otherwise, or the business, operations, income or prospects of the Company; (iv) all of the issued and outstanding capital stock of the Company will be duly and validly issued, in accordance with the subscriptions theretofore received and accepted, and fully paid and non-assessable and will be free and clear of any security interest, pledge, lien, encumbrance, claim or equity created by the Company; and (v) the Company shall have no subsidiaries and shall not own or lease any real estate other than as described in the Prospectus.
         (g) On completion of the Offering, assuming that the minimum or maximum number of Shares is sold, the authorized equity capital of the Company will be as set forth in the Prospectus under the caption "Capitalization." The issuance of the Shares will not be in violation of any preemptive rights; and the terms and provisions of the Shares conform and will conform in all material respects to the description thereof contained in the Prospectus.

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         (h) As of the  Closing  Date,  neither of the Company nor the Bank will not be in violation of any law, rule, regulation or order (including laws, rules, regulations and orders pertaining to the offer and sale of securities), nor will it be in violation of its certificate of incorporation or bylaws, or in default in the performance of or observance of any material obligation, agreement, covenant or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any of its properties may be bound, except where such violation or default would not have a material adverse effect on the condition, financial or otherwise, or the business, operations, income or prospects of the Company on a consolidated basis; nor will the consummation of any of the transactions described in the Prospectus, nor the execution and delivery of this Agreement or the consummation of the transactions to be effected at or prior to the Closing
Date,   conflict  with  or  constitute  a  violation  of  the   certificate   of
incorporation or by-laws of the Company, or result in a default under any material contract, lease or other instrument to which the Company is a party, except where such conflict or violation would not have a material adverse effect on the condition (financial or otherwise), business, operations, income or prospects of the Company.
         (i) As of the Closing Date, the Company and the Bank will have good and marketable title to all properties and assets which are material to their respective business and are described in the Prospectus as to be owned by either of them as of such date, free and clear of all liens, except such liens as are described in the Prospectus or are not material to the business of the Company.
         (j) As of the Closing Date, neither the Company nor the Bank will be in violation of any directive or order specific to the Company or the Bank from the OTS, the FDIC, the SEC or any other agency to make any material change in the method of conducting its business as described in the Prospectus or any
marketing  materials  (including  without  limitation,   letters  to  investors,
brochures, and slide presentations) used by the Company in connection with the Offering (the "Marketing Materials"); the Company and the Bank will conduct their business so as to comply in all material respects with all applicable statutes and regulations, and there will be no suit or proceedings, charge, investigation or action before or by any court, regulatory authority or governmental agency or body pending or, to the best of the knowledge of the Company or the

Bank, threatened, which might affect the performance of this Agreement or the consummation of the transactions to be effected at or prior to the Closing Date or described in the Prospectus or which might result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company or the Bank, or which would materially affect its properties and assets.
         (k) Any certiompany or the Bank and delivered to the Agent or its counsel in connection with the transactions contemplated by this Agreement shall be deemed to be a representation and warranty by the Company or the Bank to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.
         (l) The Company has not granted or authorized, nor made prior arrangements to grant or authorize, any options, warrants or rights to purchase the Company's capital stock, other than as set forth in the Prospectus.
         (m) This Agreement has been duly authorized, validly executed and delivered by the Company and the Bank and is the legal, valid and binding agreement of the Company and the Bank, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, receivership, reorganization, fraudulent conveyance, moratorium and other laws of general applicability relating to or affecting creditors' rights and remedies, to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and to the extent that rights to indemnity or contribution hereunder may be limited under applicable laws or considerations of public policy.
         (n) Each lease of real property to which the Company or the Bank are a party has been duly authorized, validly executed and delivered, and is the legal, valid and binding agreement of the Company or the Bank, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, receivership, reorganization, fraudulent conveyance, moratorium and other laws of general applicability relating to or affecting creditors' rights and remedies, to general principles or equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and to the extent that rights to indemnity thereunder may be limited under applicable laws.

         (o) The Registration Statement was declared effective by the SEC on ____________; and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the best knowledge of the Company, threatened by the SEC. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the Securities Act and the regulations promulgated thereunder and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Marketing Material authorized by the Company for use in connection with the Offering did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with the SEC and at the Closing Date, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any Blue Sky Application or any Marketing Material
authorized by the Company for use in connection with the Offering will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly regarding the Agent for use under the captions "Market for the Common Stock" and "Plan of Distribution and Selling Commissions" or written statements or omissions from any sales information or iecurities or blue sky laws or regulations provided the Company in writing by the Agent.
         (p) S.R. Snodgrass A.C., which certified the financial statements filed as part of the Registration Statement, has advised the Company that it is, with respect to the Company, an independent certified public accountant under the Securities Act and the regulations promulgated thereunder.

         (q) Neither the Company nor the Bank has: (i) issued any securities within the last 18 months (except as described in the Prospectus), and (b) shares of Common Stock issued with respect to the initial capitalization of the Company); (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the Offering; (iii) entered into a financial or management consulting agreement except for the Letter Agreement and as contemplated hereunder; or (iv) engaged any intermediary between the Agent and the Company or the Bank in connection with the Offering or the offering of shares of the common stock of the Company, and no person is being compensated in any manner for such services.

SECTION 5.   COVENANTS OF THE COMPANY AND THE BANK.
             --------------------------------------

         Each of the Company and the Bank hereby covenants with you as follows:
         (a) The Company will not, at any time after the Registration Statement is declared effective, file any amendment or supplement to such Registration Statement without providing Ryan, Beck or its counsel an opportunity to review such amendment and to object in writing.
         (b) The Company and the Bank will use their best efforts to cause the Applications to be approved by the OTS and the FDIC and will immediately upon receipt of any information concerning events listed below notify Ryan, Beck: (i) of receipt of any comments from the OTS, the FDIC or any other governmental entity with respect to the Applications or any transactions contemplated by this Agreement; (ii) of the issuance by the SEC, the OTS or any other governmental entity of any order or other action suspending the Prospectus or the use of the Registration Statement or the Prospectus or any other filing of the Company or the Bank under applicable law, or the threat of any such action; (iii) the issuance by the SEC, the OTS or any other governmental authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for such purposes. The Company and the Bank will make every reasonable effort to prevent the issuance by the SEC or any other governmental agency of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.
         (c) The Company and the Bank will give you notice of its intention to file and reasonable time to review any amendment or supplement to the Applications which contains information which differs from that included in the Registration Statement or Prospectus previously being utilized and will not file any such amendment or supplement to which you shall reasonably object or which shall reasonably be disapproved by your counsel.
        (d) The Company and the Bank has or will deliver to you no less than two (2) conformed copies tly to you and one to your counsel: the Applications as originally filed and of each amendment or supplement thereto, and the Registration Statement as originally filed, and each amendment thereto or correspondence in connection thereunder.
         (e) The Company and the Bank will furnish to you from time to time such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the respective applicable rules and regulations of the Commission applicable to the Agent, or by the rules and regulations of the NASD.
         (f) During the period when the Prospectus is required to be delivered, the Company will comply at its own expense with all requirements imposed upon it by the Commission by applicable state law and regulations and by other applicable law, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in Shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.
         (g) If any event relating to or affecting the Company or the Bank shall occur, as a result of which it is necessary, in the reasonable opinion of counsel for the Company and the Bank or in the reasonable opinion of your counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the Company and the Bank will forthwith prepare and furnish to you a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance satisfactory to each of Company's and Bank's counsel and your counsel) which will amend or supplement the Registration Statement or Prospectus so that, as amended or supplemented, it will not contain any untrue statement of any material fact or omit to state any mateht of the circumstances existing at the time the Prospectus is delivered to a prospective purchaser or a purchaser, not misleading. For the purpose of this paragraph (g), the Company and the Bank will furnish to you such information with respect to itself as you may from time to time reasonably request.
         (h) The Company and the Bank will endeavor in good faith, in cooperation with you, to qualify the Shares, if necessary, for offer and sale under the applicable securities laws of such jurisdictions as you may reasonably designate; provided, however, that the Company or the Bank shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified (except for the limited purpose of qualifying the Shares for offer and sale in such jurisdiction). In each jurisdiction where any of the Shares shall have been qualified as above provided, the Company and the Bank will make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdiction.
         (i) During the period the Common Stock is registered under the Securities Exchange Act of 1934 (the "1934 Act"), the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year, an annual report as required by Rule 14a-3 of the 1934 Act.
         (j) During the period of eighteen (18) months from the Closing Date, the Company will furnish to Ryan, Beck as soon as available, a copy of each report of the Company furnished generally to shareholders of the Company or furnished to or filed with the SEC under the 1934 Act, or any national securities exchange or system on which any class of securities of the Company may be listed or quoted, if any (including, but not limited to, reports on Form 10-K, 10-Q or 8-K or their equivalents, and all proxy statements).
         (k) The Company and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."
         (l) Other than the Prospectus and other than as permitted by applicable law, the Company will not distribute any prospectus, Prospectus or other offering material in connection with the offer and sale of the Shares and will not publish any writing which constitutes an offer or prospectus.

         (m) The Company will use all reasonable efforts to comply with such requirements imposed by law (including the 1934 Act), regulation or the NASD as may be necessary for Agent or other brokerage firms to make an active market for the Common Stock.
         (n) The Company will maintain appropriate arrangements with the Escrow Agent, in accordance with and pursuant to the terms of the Escrow Agreement by and between the Company and Summit Bank, dated as of _________________, as it may be amended from time to time and will maintain such records of all funds submitted to the Escrow Agent as necessary to enable the Escrow Agent (i) to make appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Offering as described in the Prospectus and (ii) to pay interest on certain of such funds to certain of such subscribers as described in the Prospectus, if such refunds are required. In addition, Company will comply with the SEC's interpretation of Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, as amended, with regard to the timely transmission of subscription funds to the Escrow Agent.
         (o) The Company shall not be deemed to have accepted any subscription offer accompanied by a check or comparable instrument until final payment has been made on such check or instrument.
         (p) The Company shall concurrently deliver to you copies of all notices and reports given by the Company to the Escrow Agent or received by the Company from the Escrow Agent.
         (q) The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the date hereof any shares of Common Stock, without the Agent's prior written consent, which consent shall not be unreasonably withheld, other than in connection with any plan or arrangement described in the Prospectus.
         (r) The Company will report the use of proceeds of the Offering in accordance with Rule 463 under the Securities Act.
         (s) The Company will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the "Interpretation of the Board of Governors of the NASD on Free Riding and Withholding."

         (t) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal year quarter, an earnings statement (which need not be audited) covering 12-month period beginning after the date of this Agreement that shall comply with the provisions of Section 11(a) of the Act and Rule 158 promulgated under the Act.

SECTION 6.     PAYMENT OF EXPENSES.
               --------------------

         The Company agrees to pay all expenses in connection with the Offering and otherwise incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, the following: (i) the preparation, issuance and delivery of certificates for the Shares to the subscribers in the Offering, (ii) the fees and disbursements of the Company's legal counsel and accountants, (iii) the filing fees incurred to file the Registration Statement with the Commission, (iv) the filing fees, if any, incurred in connection with the qualification of the Shares under all applicable securities or Blue Sky laws, (v) the printing and delivery to you, in such quantities as you shall reasonably request, of copies of the Registration Statement, the Prospectus and the Applications as originally filed and all other documents in connection with the Offering and this Agreement, (vi) the cost of preparing and printing Marketing Materials, advertising expenses and expenses relating to meetings with prospective subscribers, (vii) filing fees incurred in connection with the review of the Offering by the National Association of Securities Dealers, Inc., (viii) the cost of printing all Subscription Agreements and all other documents relating to the Offering, and the fees and charges of the Escrow Agent, any transfer agent, registrar and other agents,
(iv) documented out-of-pocket expense incurred by you in connection with the Offering and this Agreement, and (x) fees (not to exceed $22,500), disbursements and other expenses of your counsel, in addition to amounts specified in clause
(iv) above. Reimbursement or payment of expenses enumerated under clause (iv) of this section shall not exceed an aggregate of $3,000 without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such amount shall be in addition to any other amounts described in items (i) through
(viii) hereof. Reimbursement of fees and expenses set forth in item (ix) shall be made on a monthly basis, beginning __________________, except as provided below as to fees, disbursements and expenses of your counsel. Such bills will be payable promptly upon receipt thereof.

SECTION 7.   INDEMNIFICATION AND CONTRIBUTION.
             ---------------------------------

         (a) The Company agrees to indemnify and hold harmless the Agent, its officers, directors, employees, agents, shareholders, and counsel, and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the 1934 Act, against any loss, liability, claim, damage, and expense whatsoever (which shall include, but not be limited to, amounts incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim or investigation whatsoever and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement of a material fact or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, contained in
(A) the Registration Statement or the Prospectus (or any amendment or supplement thereto) or in any document incorporated by reference therein or required to be delivered with the Registration Statement or the Prospectus, or the Marketing Material, or (B) in any application or other document or communication (collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares being sold under the state "blue sky" or securities laws thereof (collectively, the "Blue Sky Materials") or filed with the SEC or any securities exchange or with the OTS or the FDIC; unless such statement or omission was made in reliance upon and in conformity with written information concerning the Agent, this Agreement or the compensation of the Agent furnished to the Company by or on behalf of the Agent expressly for inclusion in the Registration Statement and the Prospectus or any amendment or supplement thereto under the heading "The Offering and Plan of Distribution", or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement, or (iii) the provision by the Agent of the services to be provided by the Agent under this Agreement, unless it is found by a court in final judgment that the loss, liability, claim, damage or expense of the Agent has resulted form the gross negligence or willful misconduct of the Agent, its officers, directors, employees, affiliates, counsel or agents in performing the services to be performed by the Agent under this Agreement. For purposes of this section, the term "expense" shall include, but not be limited to, counsel fees and costs, court costs, out-of-pocket costs and compensation for the time spent by Agent's directors, officers, employees and counsel according to his or her normal hourly billing rates. The indemnification provisions shall also extend to all affiliates of the Agent, their respective directors, officers, employees, legal counsel, agents and controlling persons within the meaning of the federal securities laws. The foregoing agreement to indemnify shall be in addition to any liability the Company or the Bank may otherwise have to the Agent or the persons entitled to the benefit of these indemnification provisions.
         (b) The Agent agrees to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) above, as incurred, but only with respect to untrue statements or omissions of a material fact, or alleged untrue statements or omissions of a material fact, made in the Registration Statement or Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information about the Agent, this Agreement, or the compensation of the Agent, furnished to the Company by the Agent in writing expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) under the caption "The Offering and Plan of Distribution".
         (c) An indemnified party shall give prompt notice to the indemnifying party if any action, suit, proceeding or investigation is commenced in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from its obligations to indemnify hereunder. If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defense of such action (including the employment of counsel satisfactory to the indemnified parties) and payment of all expenses of the indemnified party in connection with such action. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to one or more of the indemnifying parties, in any of which events such fees and expenses shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. The Company shall be liable for any settlement of any claim against the Agent (or its directors, officers, employees, affiliates or controlling persons), made with the Company's written consent, which consent shall not be unreasonably withheld. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment in favor of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
         (d) The agreements contained in this Section 7 and the representations and warranties of the Company and the Bank set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent or its officers, directors, controlling persons, or counsel, or by or on behalf of the Company or any officers, directors, controlling persons, or counsel of the Company, (ii) delivery of any payment hereunder for the Shares, or (iii) any termination of this Agreement.
         (e) In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and the Agent, on the other hand, shall contribute to the amount paid or payable by such indemnified persons as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other hand, from the sale of Shares, and also the relative fault of the Company, on the one hand, and the Agent, on the other hand, in connection with the statements, acts or omissions which resulted in such loss, liability claim, damage or expense, and any other relevant equitable considerations shall also be considered. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Shares (before deducting expenses) received by the Company bear to the total fees (not including expenses) received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact relates to written information supplied by the Company or the Bank on the one hand or the Agent on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person found liable for a fraudulent misrepresentation or omissions shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation or omission. Notwithstanding the foregoing, the Agent shall not be obligated to contribute any amount hereunder that exceeds the amount of the fees and commissions (but not expenses) actually paid to the Agent hereunder. For purposes of this Section 7(e) each director, officer, agent, and counsel of the Agent, and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the 1934 Act shall have the same rights to contribution as the Agent, and each officer, director, agent, and counsel of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20(a) of the 1934 Act shall have the same rights to contribution as the Company. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party under this
Section 7, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise under this Section 7.

         (f) The indemnity and contribution agreements contained herein are in addition to any liability which the Company may otherwise have to the Agent.

SECTION 8.  CONDITIONS TO RELEASE OF FUNDS BY ESCROW AGENT.
            -----------------------------------------------

         The release of funds by the Escrow Agent at the Closing Date is subject to satisfaction of the Closing Conditions and is subject to the further condition that all representations and warranties and other statements of the Company and the bank herein are, as applicable, at and as of the commencement of the Offering and as of such date, true and correct in all materials respects, the condition that the Company and the Bank shall have performed in all material respects all of their respective obligations hereunder to be performed on or before such dates, and to the following further conditions:
         (a) No stop order suspending the use of the Registration Statement or Prospectus shall have been issued under any applicable law or proceedings therefore initiated or threatened by any regulatory authority, and no order or other action suspending the consummation of the transactions described in the Registration Statement and Prospectus shall have been issued or any proceeding therefor initiated or threatened by the SEC, OTS, FDIC or any other regulatory authority.
         (b) The Company and the Bank shall have completed all conditions precedent to the transactions described in the Registration Statement and Prospectus, including, without limitation, receipt of approval of the Applications and receipt of approval of the FDIC application.
         (c) At the Closing Date Ryan Beck shall have received:
                  (1) The favorable opinion addressed to you, dated as of the Closing Date, of Malizia, Spidi, Sloane & Fisch, counsel for the Company and the Bank, in form and substance satisfactory to your counsel, substantially to the effect that:

                    (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey.

                    (ii) The Bank  has been  duly  incorporated  and is  validly existing as a federal savings bank in good standing under the laws of the United States.

                    (iii)The Company and the Bank have the  corporate  power and authority to own, lease and operate their properties and the corporate power and authority to conduct their business as described in the Registration Statement and Prospectus; and neither the Company nor the Bank is presently required to qualify as a foreign corporation in any jurisdiction in order to conduct its business as described in the Registration Statement and Prospectus. All of the Closing Conditions have been satisfied or deemed to have been satisfied simultaneously with the Closing.

                    (iv) Upon  receipt  of the FDIC  approval  of the  Insurance
                         Application and receipt of the Bank charter from the OTS, the deposit accounts of the Bank will be insured by the Savings Association Insurance Fund of the FDIC up to the maximum amount allowed under law.

                    (v) Except for the Bank, there are no direct or indirect subsidiaries of the Company or the Bank.

                    (vi) All Shares of Common Stock sold and issued  pursuant to the Offering have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the terms of the Offering against payment of the consideration set forth in the Registration Statement and Prospectus, will be duly and validly issued and fully paid and nonassessable; the issuance of the Common Stock is not subject to preemptive rights.

                    (vii)All of the  capital  stock of the  Company to be issued and outstanding immediately following the conclusion of the Offering will be issued free and clear of any mortgage, pledge, lien, security interest, encumbrance, or claim (legal or equitable), created by the Company.

                    (viii) This Agreement has been duly authorized, executed and delivered by the Company and the Bank and is the legal, valid and binding agreement of the Company and the Bank enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and remedies, as from time to time in effect, and application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (ix) The OTS has approved the Applications, and the FDIC has approved the Insurance Application, and no other approvals are required in connection with the transactions or proposed operations described in the Registration Statement and Prospectus, and no action has been taken or, to the best of such counsel's knowledge, is pending or threatened to revoke any such approvals.

                    (x) No further approval, registration, authorization, consent or other order of any public board or body is required under New Jersey or federal law in connection with the execution and delivery by the Company or the Bank of this Agreement, the issuance of the Shares and the commencement of operations of the Company and the Bank described in the Registration Statement and the Prospectus.

                    (xi) The  statements  contained  in the  Prospectus,  to the extent such information constitutes matters of law or legal conclusions, summaries of legal matters or documents under the captions "Risk Factors - Dividend Restrictions - Control By Organizers - Legal Lending Limits, and - Government Regulations; Dividends; Proposed Business - Products and Services - Competition
                         - Supervision and Regulation; Remuneration of Officers and Directors; Description of the Capital Stock; and Other Information" have been reviewed by such counsel and are in all material respects correct. There are no statutes or regulations required to be described or referred to in the Prospectus other than those described or referred to therein, and such disclosures in the Prospectus are accurate in all material respects.

                    (xii)The terms and  provisions of the Shares of Common Stock of the Company conform to the description thereof contained in the Registration Statement and the Prospectus, and the form of certificate to be used to evidence the Shares of Common Stock is in due and proper form.

                    (xiii)  To  the  best  of  such  counsel's  knowledge,   the
                         description of and references to all contracts, indentures, mortgages, loan agreements, notes, leases, or other agreements of the Company and the Bank in the Registration Statement and Prospectus are correct in all material respects, and to the best of such counsel's knowledge, no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note or lease so described, or referred to, except where such default would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Company or the Bank.

                    (xiv)To the best of such counsel's  knowledge,  there are no pending or threatened legal or governmental proceedings which are required to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, and to the best of such counsel's knowledge, all pending or threatened legal and governmental proceedings to which the Company or the Bank is a party are described in the Prospectus, other than ordinary routine litigation incidental to the business of the Company or the bank which are, considered in the aggregate, not material.

                    (xv) To the best of such counsel's  knowledge,  there are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments of the Company or the bank required to be described or referred to in the Registration Statement and the Prospectus or to be included as exhibits thereto other than those described or referred to therein or included as exhibits thereto.

                    (xvi)To the best of such  counsel's  knowledge,  neither the
                         Company nor the Bank is in violation of its certificate of incorporation or bylaws, or in violation of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound; the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and will not conflict with the Company's or the Bank's certificate of incorporation or bylaws or constitute a material breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Bank is a party or by which it may be bound or any applicable law, regulation or order.

                    (xvii) The Registration Statement has become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement has been issued, and, to the best of such counsel's knowledge, no proceedings for that purpose have been instituted or threatened.

                    (xviii) At the time that the  Registration  Statement became effective the Registration Statement, including the Prospectus contained therein (as amended or supplemented) (other than the financial statements, notes to financial statements, statements concerning accounting matters, financial tables or other financial and statistical data included therein and the appraisal valuation as to which counsel need express no opinion), complied as to form in all material respects with the requirements of the l 933 Act and the rules and regulations promulgated thereunder.

         (2) The favorable opinion addressed to you, dated as of the Closing Date, of Malizia, Spidi, Sloane & Fisch, counsel for the Company, in form and substance satisfactory to your counsel, to the effect that:
                  In connection with the preparation of the Registration Statement and Prospectus such counsel advised the Company and the Bank as to certain applicable legal requirements and performed certain other legal services requested by it. Additionally, such counsel participated in reviews and discussions with representatives of the Agent and those of the Company and the Bank relating to the Registration Statement and the Prospectus. On the basis of these activities, such counsel is not aware of any facts which lead it to believe that the Registration Statement, Prospectus or Marketing Materials contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Counsel expresses no opinion or belief as to the financial statements or other financial or statistical data contained in the Registration Statement, Prospectus or Marketing Materials or information contained in the Registration Statement, Prospectus or Marketing Materials provided by you.
                  In rendering the foregoing opinions, counsel may rely, as to factual matters, on certificates of officers of the Company and the Bank and on certificates of appropriate public officials.
         (3) The favorable opinion, dated as of the Closing Date, of Jamieson, Moore, Peskin & Spicer, Agent's counsel, with respect to such matters as you may reasonably require. Such opinion may rely upon the opinion of counsel to the Company and Bank and, as to matters of fact, upon certificates of officers and directors of the Company and Bank delivered pursuant hereto or as such counsel may reasonably request and as to the accuracy of the representations and warranties of the Company and the Bank containe(d) At the Closing Date, you shall receive a certificate of the President and Chief Executive Officer of the Company and the Bank, dated as of such date, to the effect that, to the best of his knowledge, after reasonable inquiry, (i) since the respective dates as of when information was given in the Registration Statement and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or the Bank, whether or not arising in the ordinary course of business;
(ii) the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the date of such certificate; (iii) each of the Company and the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the applicable date; (iv) all of the Closing Conditions have been satisfied; (v) no stop order suspending the use of the Registration Statement or the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened; and (vi) no order suspending the Offering or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened.
                  (e) At the Closing Date the Agent's counsel shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of Shares as herein contemplated and related proceedings or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Bank in connection with the Offering, this Agreement and the sale of the Shares as herein contemplated shall be satisfactory in form and substance to you and your counsel.
                  (f) The Company or the Bank shall not have sustained, since the date of the latest financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus, and since the respective dates as of which information is given in the Registration Statement and Prospectus, there shall not have been any change or any development involving a prospective change in, or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company or the Bank, otherwise than as set forth or contemplated in the Registration Statement and Prospectus, the effect of which, in any such case described above, is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and Prospectus.
                  (g) There shall not exist as of the relevant date any of the following: (i) a suspension or material limitation in trading in securities generally on the New York or American Stock Exchanges; or (ii) a general moratorium on commercial bank activities or a general moratorium on the withdrawal of deposits from banks in New Jersey or New York declared by either federal, New Jersey or New York authorities.
                  (h) All of the  representations  and  warranties  set forth in
Section 4 shall be true and correct at the Closing Date.

                           If any of the conditions specified  in  this  section
shall not have been fulfilled when and as required by this Agreement, this Agreement and all of your obligations hereunder may be canceled by you by notifying the Company and the Bank of such cancellation in writing or by facsimile received by the Company and the Bank at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 1, 6 and 7 hereof. Notwithstanding the above, if this Agreement is canceled pursuant to this paragraph by you, or if the Company withdraws the Offering, or if for any other reason the Closing is not held on or before December 31, 1999, otherwise than due to your breach of this Agreement, the Company and the Bank agrees (i) to pay to you the balance of the administrative and advisory fee described in paragraph
(d)(i) of Section 1, and (ii) to reimburse you promptly after such event or pay on your behalf promptly after such event those items listed in subsections 6(ix) and 6(x) above, to the extent not previously paid in accordance herewith.

SECTION 9.   TERMINATION.
             ------------

         (a) In the event the Company fails to sell the minimum number of Shares or fails to meet any other of the conditions specified in Section 8 hereof within the period specified in and in accordance with the Registration Statement and Prospectus, at the election of either party hereto this Agreement shall terminate and neither party to this Agreement shall have any obligation to the other hereunder, except for payment by the Company as set forth in Sections 1, 6, and 7, and the last paragraph of Section 8.
         (b) This Agreement may be terminated by the Agent prior to the Closing Date by written notice to the Company, if: (i) the Registration Statement or the Prospectus at any time contains a misstatement of a material fact or omits to state a material fact necessary to make the statements therein not misleading (except as to information supplied by the Agent with respect to the Agent and included in the Registration Statement and Prospectus under the caption "The Offering and Plan of Distribution"); (ii) the Company does not diligently proceed with the

Offering for any reason; (iii) the Company arbitrarily or unreasonably delays the Offering; (iv) there shall be any material adverse change, financial or otherwise, in the condition of the Company or the Bank; (v) there shall occur any material adverse events which in the reasonable judgment of the Agent could materially adversely affect the business intended to be conducted by the Company or the Bank as described in the Registration Statement and Prospectus; (vi) there shall be proposed or adopted any laws, regulations, rules or orders relating to banking, securities or other matters which in the reasonable judgment of the Agent shall render it inadvisable to proceed with the Offering on the terms set forth in the Registration Statement and Prospectus; or (vii) the Company or the Bank shall breach any material covenant contained in this Agreement, or any of its representations or warranties set forth herein shall prove to be false in any material respect.

SECTION 10.   SURVIVAL.
              ---------

         The respective indemnities, agreements, representations, warranties and other statements of the Company, the Bank and you, as set forth in this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of you or any of your officers or directors or any person controlling you, and shall survive termination of this Agreement and the receipt or delivery of and payment for the Shares, and any legal representative, successor or assign of Agent, the Bank, the Company, and any controlling person as defined in Section 15 of the Securities Act or Section 20 of the 1934 Act shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations contained herein.

SECTION 11.   COUNTERPARTS.
              -------------

         This  Agreement  may  be  executed   simultaneously   in  one  or  more
counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

SECTION 12.    ARBITRATION.
               ------------

         Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or otherwise relating to this Agreement shall be submitted to and settled by arbitration conducted in Livingston, New Jersey before one or three arbitrators, each of whom shall be knowledgeable in the field of securities law and investment banking. Such arbitration shall otherwise be conducted in accordance with the rules of the American Arbitration Association. The parties hereto agree to share equally the responsibility for all fees of the arbitrators, abide by any decision rendered as final and binding, and waive the right to appeal the decision or otherwise submit the dispute to a court of law for a jury or non jury trial. The parties hereto specifically agree that neither party may appeal or subject the award or decision of any such arbitrator to appeal or review in any court of law or in equity or by any other tribunal, arbitration system or otherwise. Judgement upon any award granted by such an arbitrator may be enforced in any court having jurisdiction thereof.

SECTION 13.    MISCELLANEOUS.
               --------------

         (a) Notices hereunder, except as otherwise provided herein, shall be given in writing, addressed (i) to the Agent at Ryan, Beck & Co., 150 Monument Road, Suite 106, Bala Cynwyd, Pennsylvania 1904-1725 (ATTN: Michelle Darcey), and (ii) to the Company and the Bank at 590 Lawrence Square Boulevard, Lawrenceville, New Jersey 08648 (Attention: President) and shall be sent by United States certified mail, return receipt requested, with postage paid or by telegram or hand delivery. Such notices shall be deemed received on the second business day after deposited in the mail, when received if hand delivered, or when delivered to the telegraph company with charges paid.
         (b) This Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the controlling persons, directors, officers, counsel, and agents referred to in
Section 7 hereof, and no other person will have any right or obligation hereunder. The term "successor" shall not include any purchaser, as such, of any of the Shares.
         (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

         If the foregoing correctly sets forth the arrangement among the Company, the Bank and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement.
                                            Very truly yours,

                                            VILLAGE BANK


                                            By:________________________________


                                            VILLAGE FINANCIAL CORPORATION


                                            By:________________________________


Accepted as of the date
first above written

RYAN, BECK & CO., INC.


By:_________________________



Schedules

A - Selected Dealers' Agreement

MASTER SELECTED DEALER AGREEMENT

                                                         _________________, 1998


Ryan, Beck & Co., Inc.
220 South Orange Avenue
Livingston, NJ   07039


Gentlemen:

         (1) General. We understand that Ryan, Beck & Co., Inc. ("Ryan Beck") is entering into this Agreement with us and other firms who may be offered the right to purchase as principal a portion of securities being distributed to the public. The terms and conditions of this Agreement shall be applicable to any public offering of securities ("Securities") pursuant to a registration statement filed under the Securities Act of 1933 (the "Securities Act") wherein Ryan Beck (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected dealers ("Selected Dealers") and has informed us that such terms and conditions shall be applicable. Any such offering of Securities to us as a Selected Dealer is hereinafter called an "Offering". In the case of any Offering in which you are acting for the account of any underwriting or similar group or syndicate ("Underwriters"), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering in which you are acting with others as representatives of Underwriters, such other representatives. The term "preliminary prospectus" means any preliminary prospectus relating to an Offering of Securities or any preliminary prospectus supplement together with a prospectus relating to an Offering of Securities; the term "Prospectus" means the prospectus, together with the final prospectus supplement, if any, relating to an Offering of Securities, filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act or any successor or similar rules.

         (2) Conditions of Offering, Acceptance and proval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. You will advise us by telegram, telex, facsimile, e-mail, or other form of written communication ("Written Communication") of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(b)) of any Offering in which we are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by us with respect to any Offering should be sent to Ryan Beck. You reserve the right to reject any acceptance in whole or in part. Payment for Securities purchased by us is to be made at such office as you may designate, at the public offering price, or, if you shall so advise us, at such price less the concession to dealers or at the price set forth or indicated in a Written Communication, on such date as you shall determine, on one day's prior notice to us, by wire transfer to a Ryan Beck account, against delivery of certificates or other forms evidencing such Securities. If payment is made for Securities purchased by us at the public offering price, the concession to which we shall be entitled will be paid to us upon termination of the provisions of Section 3(b) with respect to such Securities.

         Unless we promptly give you written instructions otherwise, if transactions in the Securities may be settled through the facilities of The Depository Trust Company, delivery of Securities purchased by us will be made through such facilities if we are a member, or if we are not a member, settlement may be made through our ordinary correspondent who is a member.

         (3)      Representations, Warranties and Agreements.

                  (a) Prospectuses. You shall provide us with such number of copies of each preliminary prospectus, the Prospectus and any supplement thereto relating to each Offer and the Securities Exchange Act of 1934 (Exchange Act) and the applicable Rules and Regulations of the Securities and Exchange Commission thereunder. We represent that we are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that we will comply therewith. We agree to keep an accurate record of our distribution (including dates, number of copies, and persons to whom sent) of copies of the Prospectus or any preliminary prospectus (or any amendment or supplement to any thereof), and promptly upon request by you, to bring all subsequent changes to the attention of anyone to whom such material shall have been furnished. We agree to furnish to persons who receive a confirmation of sale a copy of the Prospectus filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act. We agree that in purchasing Securities in an Offering we will rely upon no statements whatsoever, written or oral, other than the statements in the Prospectus delivered to us by you. We will not be authorized by the issuer or other seller of Securities offered pursuant to a Prospectus or by any Underwriters to give any information or to make any representation not contained in the Prospectus in connection with the sale of such Securities.

                  (b) Offer and Sale to the Public. With respect to any Offering of Securities, you will inform us by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers, and the time when we may commence selling Securities to the public. After such public offering has commenced, you may change the public offering price, the selling concession, and the reallowance to dealers. With respect to each Offering of Securities, until the provisions of this Section 3(b) shall be terminated pursuant to Section 4, we agree to offer Securities to the public only at the public offering price, except that if a reallowance is in effect, a reallowance from the public offering price not in excess of such reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment bankten agreement prescribed by Rule 2740 of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the "NASD") and who are either members in good standing of the NASD or foreign brokers or dealers not eligible for membership in the NASD who represent to us that they will promptly reoffer such Securities at the public offering price and will abide by the conditions with respect to foreign brokers and dealers set forth in Section 3(e).

                  (c) Stabilization and Over-allotment. You may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities, any other securities of the issuer of the Securities of the same class and series and any other securities of such issuer that you may designate for long or short account, and to stabilize or maintain the market price of the Securities. We agree to advise you from time-to-time upon request, prior to the termination of the provisions of Section 3(b) with respect to any Offering, of the amount of Securities purchased by us hereunder remaining unsold and we will, upon your request, sell to you, for the accounts of the Underwriters, such amount of Securities as you may designate, at the public offering price thereof less an amount to be determined by you not in excess of the concession to dealers. In the event that prior to the later of (i) the termination of the provisions of Section 3(b) with respect to any Offering, or (ii) the covering by you of any short position created by you in connection with such Offering for your account or the account of one or more Underwriters, you purchase or contract to purchase for the account of any of the Underwriters, in the open market or otherwise, any Securities theretofore delivered to us, you reserve the right to withhold the above-mentioned concession to dealers on such Securities if sold to us at the public offering price, or if such concession has been allow to us through our purchase at a net price, we agree to repay such concession upon your demand, plus in each case any taxes on re-delivery, commissions, accrued interest, and dividends paid in connection with such purchase or contract to purchase.

                  (d) Open Market Transactions. We agree to abide in Regulation M under the Exchange Act and we agree not to bid for, purchase, attempt to purchase, or sell, directly or indirectly, any Securities, any other Reference Securities (as defined in Regulation M) of the issuer, or any other securities of such issuer as you may designate, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement. If the Securities are common stock or securities convertible into common stock, we agree not to effect, or attempt to induce others to effect, directly or indirectly, any transactions in or relating to any stock of such issuer, except to the extent permitted by Rule 101 of Regulation M under the Exchange Act.

                  (e) NASD. We represent that we are actually engaged in the investment banking or securities business and we are either a member in good standing of the NASD, or, if not such a member, a foreign dealer not eligible for membership. If we are such a member we agree that in making sales of the Securities we will comply with all applicable Rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free- Riding and Withholding and Rule 2740 of the Conduct Rules. If we are such a foreign dealer, we agree not to offer or sell any securities in the United States of America except through you and in making sales of Securities outside the United States of America we agree to comply as though we were a member with such Interpretation and Rule 2730, 2740 and 2750 of the Conduct Rules of the NASD and to comply with Rule 2420 of the Conduct Rules of the NASD as it applies to a non-member broker or dealer in a foreign county.
                  (f) Relationship Among Underwriters and Selected Dealers. You may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, with your consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the public offering price less all or any part of the concession. We are not authorized to act as agent for you or any Underwriter or the issuer or other seller of any

Securities in offering Securities to the public or otherwise. Nothing contained herein or in any Written Communication from you shall constitute the Selected Dealers partners with you or any Underwriter or with one another. Neither you nor any Underwriter shall be under any obligation to us except for obligations assumed hereby or in any Written Communication from you in connection with any Offering. In connection with any Offering, we agree to pay our proportionate share of any claim, demand, or liability asserted against us, and the other Selected Dealers or any of them, or against you or the Underwriters, if any, based on any claim that such Selected Dealers or any of them constitute an association, unincorporated business, or other separate entity, including in each case our proportionate share of any expense incurred in defending against any such claim, demand, or liability.

                  (g) Blue Sky Laws. Upon application to you, you will inform us as to the jurisdictions in which you believe the Securities have been qualified for sale or are exempt under the respective securities or "blue sky" laws of such jurisdictions. We understand and agree that compliance with the securities or "blue sky" laws in each jurisdiction in which we shall offer or sell any of the Securities shall be our sole responsibility and that you assume no responsibility or obligations as to the eligibility of the Securities for sale or our right to sell the Secselling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities), we will comply with the applicable provisions of the Securities Act and the Exchange Act, the applicable Rules and Regulations of the Securities and Exchange Commission thereunder, the applicable Rules and Regulations of the NASD, and the applicable Rules and Regulations of any securities exchange having jurisdiction over the Offering. You shall have full authority to take such action as you may deem advisable in respect of all matters pertaining to any Offering. Neither you nor any Underwriter shall be under any liability to us, except for lack of good faith and for obligations expressly assumed by you in this Agreement; provided, however, that nothing in this sentence shall be deemed to relieve you from any liability imposed by the Securities Act.


         (4) Termination; Supplements and Amendments. This Agreement may be terminated by either party hereto upon five business days' written notice to the other party; provided that with respect to any Offering for which a Written Communication was sent and accepted prior to such notice, this Agreement as it is applied to such Offering shall remain in full force and effect and shall terminate with respect to such Offering in accordance with the last sentence of this Section. This Agreement may be supplemented or amended by you by written notice thereof to us, and any such supplement or amendment to this Agreement shall be effective with respect to any offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Section 3(b) and (d) with regard to any Offering will terminate at the close of business on the thirtieth day after the date of the initial public offering of the Securities to which such Offerin, upon notice to us, may be terminated by you at any time.

         (5) Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified or indicated in Section 1, and the respective successors and assigns of each of them.

         (6) Governing Law. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from you to us in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York.

         By singing this Agreement we confirm that our subscription to, or our acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 4) together with and subject to any supplementary terms and conditions contained in any Written Communication from you in connection with such Offering, all of which shall constitute a binding agreement between us and you, individually, or as representative of any Underwriters, (ii) confirmation that our representations and warranties set forth in Section 3 are true and correct at that time, and (iii) confirmation that our agreements set forth in Section 2 and 3 have bene and will be fully performed by us to the extent and at the times required thereby.

                                            Very truly yours,


                                            ____________________________________
                                                   (Name of Firm)


                                            By:_________________________________


Confirmed, as of the date first above written.


RYAN, BECK & CO., INC.


By:________________________________________

                                             Execution Date:____________________